Exhibit 99.1

Butterfly Network Reports Second Quarter 2026 Financial Results
Delivered Record Revenue and Adjusted EBITDA Loss Above Guidance
•Raised full year Revenue and Improved Adjusted EBITDA Guidance
•Delivered quarterly Revenue of $32.6 million in Q2, representing 39% YoY growth
•Delivered 71% Gross Margin, up 770 bps
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a pioneer and leader in semiconductor-based ultrasound devices, programmable cloud software and AI, today announced financial results for the second quarter ended June 30, 2026, and provided a business update.
Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, "Butterfly delivered another outstanding quarter, exceeding the high end of our guidance while achieving record revenue, gross margin and adjusted EBITDA. Just as important, the world got to see what Ultrasound-on-Chip™ is capable of as two Embedded partners unveiled entirely new applications being built on our platform. It's an exciting milestone for Butterfly and a validation of the opportunity we've believed in for years."
DeVivo continued, "As those announcements captured global attention, they also highlighted something bigger: Butterfly has evolved into a multi-engine growth company. Our semiconductor platform is expanding into new markets through Butterfly Embedded; our POCUS business is building a larger enterprise opportunity through software, medical education and government; and Home & Community Care is transitioning from pilot to commercialization. Together, these growth engines reinforce one another and continue to expand our long-term opportunity."
Recent Operational and Strategic Highlights:
•Butterfly Embedded™: Added two new partners to the Embedded portfolio, totaling 11 partners, with Midjourney and Aleph Neuro unveiling the groundbreaking applications they’re building with Butterfly's Ultrasound-on-Chip™ platform.
•Compass AI™ and Enterprise Momentum: Signed six new enterprise software agreements and expanded the Compass AI software pipeline meaningfully year over year.
•FedRAMP Progress: Received provisional authorization to sell across the U.S. Department of Veterans Affairs and remains on track to achieve FedRAMP certification in the third quarter of 2026.
•Medical Education Expansion: Closed four additional medical education partners in the quarter, including entering a long-term strategic partnership with VCOM to support and gain insights following physicians from medical school to residency and clinical practice.
•Butterfly Garden™: Added a new partner focused on precision needle-guidance AI and expect three existing partner tools to become commercially available by year-end.
•Home & Community Care: Prepared for first commercial implementation in the second half of 2026, with revenue expected in the fourth quarter.
•International Expansion: Received regulatory authorization in Brazil, opening one of the world's largest and fastest-growing ultrasound markets.
Three Months Ended June 30, 2026 Financial Results
Revenue: Total revenue was $32.6 million, representing growth of 39% from $23.4 million in the second quarter of 2025. U.S. revenue was $27.6 million, up 57% from prior year, primarily driven by revenue from our Butterfly

Embedded™ partnerships, including our co-development partnership with Midjourney, as well as increased probe sales volume to our health system, medical school, and eCommerce customers. International revenue decreased 14% year-over-year to $5.0 million, largely resulting from decreased probe sales to our international distribution partners during the second quarter, although this decrease was partially offset by our recent commercial expansion into the Brazilian medical device market.
Gross margin: Gross profit was $23.3 million versus gross profit of $14.9 million in the prior year period. Gross margin increased to 71.4% compared to 63.7% in the prior year period. This increase was primarily due to the relatively higher margin return on our Butterfly Embedded™ licensing revenue, as compared to our core business offerings, as well as a reduction in software amortization costs for our historic software development investments.
Operating expenses: Operating expenses were $37.0 million, up 19% from $31.0 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $26.3 million, compared to $23.1 million in the second quarter of 2025, largely reflecting increased headcount in the current year from investments we've made in our internal capabilities throughout the past 12 months to support revenue growth as well as our product and software development projects.
Net loss: Net loss was $12.9 million, compared to $13.8 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $1.4 million, an improvement of 78% compared to $6.2 million in the prior year period.
EPS: EPS was $(0.05), compared to $(0.06) in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.01), compared to $(0.03) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $124.7 million as of June 30, 2026.
Guidance
Raised revenue guidance and adjusted EBITDA guidance for the Fiscal Year 2026:
•Revenue of $119 million to $123 million, or approximately 22% to 26% growth
•Adjusted EBITDA loss of $19 million to $23 million
Provided revenue guidance and adjusted EBITDA guidance for the 3rd Quarter of 2026:
•Revenue of $26 million to $30 million, or approximately 30% growth year-over-year at the midpoint
•Adjusted EBITDA loss of $6 million to $9 million
Reconciliation of GAAP to Adjusted
Reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS for the three and six months ended June 30, 2026, and 2025 are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Conference Call
A conference call and webcast to discuss second quarter 2026 financial performance and operational progress is scheduled for 8:00 am ET on July 30, 2026. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:

United States (Local): +1 646 844 6383
United States (Toll-Free): +1 833 470 1428
Global Dial-In Numbers: https://www.netroadshow.com/events/global-numbers?confId=48643
Access Code: 424023

After the live webcast, the call will be archived on Butterfly’s Investor Relations events page. In addition, a telephone replay of the call will be available until August 6, 2026, by dialing:

United States (Local): +1 929 458 6194
United States (Toll-Free): +1 866 813 9403
Access Code: 941825
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is driving a digital revolution in ultrasound imaging and sensing with its proprietary Ultrasound-on-Chip™ semiconductor technology and software solutions. Butterfly first proved its technology in the point-of-care ultrasound market – commercializing the world's first single-probe, whole-body portable ultrasound device, which is now on its best-selling, third-generation: Butterfly iQ3™. The Company combines its advanced hardware with cloud software and AI, an enterprise workflow solution (Compass AI™) and other offerings to drive adoption of affordable, accessible ultrasound. Butterfly also enables third-party development of imaging AI apps through Butterfly Garden™, its software development kit and AI marketplace.
In addition to its medical imaging products, Butterfly Embedded™ is the Company's Ultrasound-on-Chip™ licensing and co-development business designed to enable a new wave of ultrasound-enabled technologies across non-competitive healthcare markets and beyond. Through Butterfly Embedded™, partners can build and scale novel ultrasound applications powered by Butterfly's proprietary semiconductor chip and software platform.
Butterfly's innovations have been recognized by Prix Galien USA, Fierce 50, TIME's Best Inventions and Fast Company's World Changing Ideas, among other achievements. To learn more, visit: www.butterflynetwork.com
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted net loss, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of gross profit and gross margin to adjusted gross profit and adjusted gross margin and of net loss and EPS to adjusted net loss, adjusted EBITDA, and adjusted EPS, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results and guidance, including revenue and adjusted EBITDA expectations for the third quarter and full year 2026, revenue growth, future performance of our ultrasound business and Embedded opportunities (inclusive of co-development, revenue share/commercialization revenue, chip purchases, and/or chip licensing opportunities through the Embedded program); the timing, scope, and revenue potential of our Butterfly Home and Community Care business, including expectations regarding the commercial launch of our first state program and the timing of initial revenue; expectations regarding the achievement of FedRAMP certification and the expansion of sales to government agencies, including the U.S. Department of Veterans Affairs; the expansion of our Compass AI enterprise software pipeline and related revenue opportunities; expectations regarding international market expansion, including opportunities in Brazil; development and commercialization of products and services, and the size and potential growth of current or future markets for our products and services, including the launches of our next-generation probe, P5 chip, Apollo chip, and fourth-generation technology; the potential for our semiconductor platform to enable new markets through Butterfly Embedded partnerships; expectations regarding the growth of our medical education partnerships and their impact on long-term adoption;. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, as applicable, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; the success, cost, and timing of our efforts to out-license our intellectual property to third parties; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the impact of global macroeconomic conditions, including tariffs, geopolitical conflicts, and AI-driven supply chain shortages on our business and operations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.
Contacts:
Investors
John Doherty
Chief Financial Officer, Butterfly
investors@butterflynetwork.com
Media
Liz Snyder
Director, PR & Communications, Butterfly
media@butterflynetinc.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue:
Product	$15,720	$16,621	$30,373	$30,785
Software and other services	16,892	6,762	28,769	13,823
Total revenue	32,612	23,383	59,142	44,608
Cost of revenue:
Product	7,370	6,670	13,725	12,494
Software and other services	1,954	1,822	3,843	3,842
Total cost of revenue	9,324	8,492	17,568	16,336
Gross profit	23,288	14,891	41,574	28,272
Operating expenses:
Research and development	10,542	8,315	20,080	18,239
Sales and marketing	11,467	11,559	22,884	23,179
General and administrative	11,355	9,130	22,173	18,729
Other	3,588	1,987	3,973	2,691
Total operating expenses	36,952	30,991	69,110	62,838
Loss from operations	(13,664)	(16,100)	(27,536)	(34,566)
Interest income	1,079	1,503	2,265	3,155
Interest expense	(282)	(368)	(561)	(715)
Change in fair value of warrant liabilities	—	620	413	1,446
Other income (expense), net	(43)	531	(168)	2,906
Loss before provision for income taxes	(12,910)	(13,814)	(25,587)	(27,774)
Provision for income taxes	—	20	—	27
Net loss and comprehensive loss	$(12,910)	$(13,834)	$(25,587)	$(27,801)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.05)	$(0.06)	$(0.10)	$(0.12)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	262,100,993	248,393,811	259,324,052	241,695,884

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$124,659	$150,489
Accounts receivable, net of allowance for credit losses of $1,785 and $1,389 at June 30, 2026 and December 31, 2025, respectively	34,554	26,744
Inventories	58,559	61,389
Current portion of vendor advances	2,157	2,063
Prepaid expenses and other current assets	18,018	8,418
Total current assets	237,947	249,103
Property and equipment, net	15,850	16,587
Intangible assets, net	6,816	7,516
Non-current portion of vendor advances	4,868	5,008
Operating lease assets	11,805	12,652
Other non-current assets	5,709	5,667
Total assets	$282,995	$296,533
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,518	$5,442
Deferred revenue, current	15,472	26,909
Accrued purchase commitments, current	131	131
Warrant liabilities, current	—	413
Accrued expenses and other current liabilities	39,482	32,222
Total current liabilities	58,603	65,117
Deferred revenue, non-current	10,185	9,391
Operating lease liabilities	16,293	17,721
Other non-current liabilities	8,514	8,325
Total liabilities	93,595	100,554
Commitments and contingencies
Stockholders’ equity:
Class A common stock $0.0001 par value; 600,000,000 shares authorized at June 30, 2026 and December 31, 2025; 237,995,479 and 227,318,426 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	24	23
Class B common stock $0.0001 par value; 27,000,000 shares authorized at June 30, 2026 and December 31, 2025; 26,426,937 shares issued and outstanding at June 30, 2026 and December 31, 2025	3	3
Additional paid-in capital	1,094,154	1,075,147
Accumulated deficit	(904,781)	(879,194)
Total stockholders’ equity	189,400	195,979
Total liabilities and stockholders’ equity	$282,995	$296,533

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(25,587)	$(27,801)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	3,471	4,442
Non-cash interest expense	561	713
Write-down of inventories	—	66
Stock-based compensation expense	12,580	12,148
Change in fair value of warrant liabilities	(413)	(1,446)
Other	834	172
Changes in operating assets and liabilities:
Accounts receivable	(8,636)	(3,909)
Inventories	2,830	1,816
Prepaid expenses and other assets	(9,630)	(874)
Vendor advances	46	1,244
Accounts payable	(1,945)	(927)
Deferred revenue	(10,643)	(581)
Change in operating lease assets and liabilities	(455)	(411)
Accrued expenses and other liabilities	6,824	(3,496)
Net cash used in operating activities	(30,163)	(18,844)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(1,924)	(1,249)
Net cash used in investing activities	(1,924)	(1,249)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,031	274
Proceeds from employee stock purchase plan	1,233	949
Net proceeds from share offering	—	81,006
Payments to tax authorities for restricted stock units withheld	(7)	(2,775)
Net cash provided by financing activities	6,257	79,454
Net increase (decrease) in cash, cash equivalents, and restricted cash	(25,830)	59,361
Cash, cash equivalents, and restricted cash, beginning of period	154,504	92,790
Cash, cash equivalents, and restricted cash, end of period	$128,674	$152,151

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$32,612	$23,383	$59,142	$44,608
Cost of revenue	9,324	8,492	17,568	16,336
Gross profit	$23,288	$14,891	$41,574	$28,272

Gross margin	71.4%	63.7%	70.3%	63.4%

Add:
Write-downs and write-offs of inventories	—	14	—	66
Adjusted gross profit	$23,288	$14,905	$41,574	$28,338

Adjusted gross margin	71.4%	63.7%	70.3%	63.5%

Depreciation and amortization	$679	$1,138	$1,469	$2,541
% of revenue	2.1%	4.9%	2.5%	5.7%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended June 30,		Six months ended June 30,
		2026	2025	2026	2025
Net loss	Net loss	$(12,910)	$(13,834)	$(25,587)	$(27,801)
Stock-based compensation	Cost of revenue, R&D, S&M, and G&A	7,038	5,864	12,580	12,148
Write-downs and write-offs of inventories	Cost of revenue	—	14	—	66
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	—	(620)	(413)	(1,446)
Other	Other	3,588	1,987	3,973	2,691
Other expense (income), net	Other income (expense), net	43	(531)	168	(2,906)
Adjusted net loss		(2,241)	(7,120)	(9,279)	(17,248)
Interest income	Interest income	(1,079)	(1,503)	(2,265)	(3,155)
Interest expense	Interest expense	282	368	561	715
Provision for income taxes	Provision for income taxes	—	20	—	27
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	1,660	2,082	3,471	4,442
Adjusted EBITDA		$(1,378)	$(6,153)	$(7,512)	$(15,219)

EPS	Net loss per common share	$(0.05)	$(0.06)	$(0.10)	$(0.12)
Adjusted EPS		$(0.01)	$(0.03)	$(0.04)	$(0.07)
Weighted average shares used to compute EPS and adjusted EPS	Weighted-average shares used to compute net loss per share	262,100,993	248,393,811	259,324,052	241,695,884